EXHIBIT 3.14

                     CERTIFICATE TO SET FORTH DESIGNATIONS,
                            PREFERENCES AND RIGHTS TO
                     SERIES F CONVERTIBLE PREFERRED STOCK OF
                                POWER2SHIP, INC.


         I, David S. Brooks, Chief Executive Officer of POWER2SHIP, INC., a corporation organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), in accordance with the provisions of
Section 78.195 under Nevada Revised Statutes thereof, DO HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, said Board of Directors adopt a resolution providing for the issuance of a series of 500 shares of Convertible Preferred Stock pursuant to a written consent dated October 5, 2006, which resolution is as follows:

                      SERIES F CONVERTIBLE PREFERRED STOCK
                      ------------------------------------

         1. Designation, Amounts and Par Value. The designation of this series, which consists of Five Hundred (500) shares of Preferred Stock, is the Series F Convertible Preferred Stock (the "Series F Preferred Stock"). The "Stated Value" of the Series F Preferred Stock shall be Five Thousand Dollars ($5,000.00) per share. The par value is $.01 per share. The Company reserves the right to issue a fractional share of the Series E Preferred Stock.

         2. Dividends. No dividend shall be payable with respect to the Series F Preferred Stock.

         3. Rank and Liquidation.

         (a) The Series F Preferred Stock shall rank prior to any other class or series of Common Stock of the Corporation hereinafter designated, in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

         (b) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the Holders of the Series F Preferred Stock shall be entitled to receive before any payment or distribution shall be made on any class of Common Stock ("Junior Stock"), out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series F Preferred Stock. Upon the payment in full of all amounts due to Holders of the Series F Preferred Stock, the holders of the Common Stock of the Corporation shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holders of the Series F Preferred Stock, or any class of capital stock parri passu with that of the Series F Preferred Stock, shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holders of Series F Preferred Stock upon such liquidation, dissolution or winding up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the holders of shares of Junior Stock ratably among the Holders of the Series F Preferred Stock and any class of capital stock parri passu with that of the Series F Preferred Stock.

         (c) The purchase or the redemption by the Corporation of shares of any class of stock, the merger or consolidation of the Corporation with or into any other corporation or entity in which the Corporation is not the survivor, or the sale or transfer by the Corporation of substantially all of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3.

         4. Conversion into Common Stock. The Series F Preferred Stock shall have the following conversion rights and obligations:

         (a) Subject to the further provisions of this paragraph 4, each Holder of shares of Series F Preferred Stock shall have the right, at any time commencing after the issuance to the Holder of Series F Preferred Stock, to convert up to all of their shares of Series F Preferred Stock, on one or more occasions into fully paid and non-assessable shares of Common Stock of the Corporation determined in accordance with the Conversion Price provided in paragraph 4(b) below (the "Conversion Price").

         (b) The number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock shall equal the Stated Value per share being converted divided by $0.025.

         (c) Holder will give notice of its decision to exercise its right to convert the Series F Preferred Stock or part thereof by sending an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to the Articles of Amendment) to the Corporation via confirmed telecopier transmission, email or mail. The Holder will not be required to surrender the Series F Preferred Stock certificate until the Series F Preferred Stock has been fully converted. Each date on which a Notice of Conversion is received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will itself, or will cause the Corporation's Transfer Agent to, transmit the Corporation's Common Stock certificates representing the Common Stock issuable upon conversion of the Series F Preferred Stock to the Holder via express courier for receipt by such Holder within five
(5) business days after receipt by the Corporation of the Notice of Conversion (the "Delivery Date"). In the event the Common Stock is electronically transferable, then delivery of the Common Stock must be made by electronic transfer provided request for such electronic transfer has been made by the Holder. A Series F Preferred Stock certificate representing the balance of the Series F Preferred Stock not so converted will be provided by the Corporation to the Holder if requested by Holder, provided the Holder has delivered the original Series F Preferred Stock certificate to the Corporation. To the extent that a Holder elects not to surrender Series F Preferred Stock for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Corporation against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount of the Stated Value of the Series F Preferred Stock then owned by the Holder.

         In the case of the exercise of the conversion rights set forth in paragraph 4(a), the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of Series F Preferred Stock so converted.

         Upon the conversion of any shares of Series F Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock.

         The Corporation shall not be required, in connection with any conversion of Series F Preferred Stock to issue a fraction of a share of its Common Stock and shall instead deliver a stock certificate representing the nearest whole number and may issue a fraction of a share of Series F Preferred Stock.

         (d) The Conversion Price specified in Paragraph 4(b) shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series F Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders of Series F Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series F Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Price pursuant to this paragraph 4(d) (i) shall become effective immediately after the effective date of the event.

                  (ii) For so long as Series F Preferred Stock is outstanding, the Holder is granted the anti-dilution and price protection rights set forth herein.

         (e) (i) In case of any merger of the Corporation with or into any other corporation or entity (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series F Preferred Stock shall have terminated as part of such merger, lawful provision shall be made so that Holders of Series F Preferred Stock shall thereafter have the right to convert each share of Series F Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series F Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in sub-paragraph (d) of this paragraph 4. The foregoing provisions of this paragraph 4(e) shall similarly apply to successive mergers.

                  (ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders of Series F Preferred Stock shall thereafter have the right to convert each share of the Series F Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

         (f) Whenever the number of shares to be issued upon conversion of the Series F Preferred Stock is required to be adjusted as provided in this paragraph 4, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series F Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder of record of Series F Preferred Stock notice of such adjusted conversion price.

         (g) In case at any time the Corporation shall propose:

                  (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

                  (ii) to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

                  (iii) any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation or entity (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

                  (iv) the voluntary dissolution, liquidation or winding-up of the Corporation; then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series F Preferred Stock and for the Common Stock and to the Holders of record of the Series F Preferred Stock.

         (h) So long as any shares of Series F Preferred Stock or any obligation amount shall remain outstanding and the Holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 4, the Corporation shall use its best efforts to reserve sufficient shares of its authorized and unissued Common Stock that would be necessary to allow conversion of the Series F Preferred Stock, and if it determines that its authorized and unissued shares of Common Stock are not sufficient to allow such conversion, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (i) The term "Common Stock" as used in this Articles of Amendment shall mean the $.001 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class or other securities and/or property into which the shares of Series F Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 4.

         (j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series F Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series F Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof, shall be paid by the person or persons surrendering such stock for conversion.

         (k) In the event a Holder shall elect to convert any shares of Series F Preferred Stock as provided herein, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said shares of Series F Preferred Stock shall have been issued and the Corporation posts a surety bond for the benefit of such Holder in the obligation amount sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

         5. Voting Rights. The Holder of shares of Series F Preferred Stock shall not have voting rights except as described in Section 6 hereof.

         6. Restrictions and Limitations.

         (a) Amendments to Charter. The Corporation shall not amend its Articles of Incorporation without the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than a majority of the voting interests of the then outstanding Series F Preferred Stock, if such amendment would:

                  (i) reduce the amount payable to the Holders of Series F Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (ii) cancel or modify the conversion rights of the Holders of Series F Preferred Stock provided for in Section 4 herein; or

                  (iii) cancel or modify the rights of the Holders of the Series F Preferred Stock provided for in this Section 6.

         7. Redemption. Holders of the Series F Preferred Stock shall have no right to have the Corporation redeem the Series F Preferred Stock and the Corporation shall have no right to redeem the Series F Preferred Stock.

         8. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series F Preferred Stock Certificates, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series F Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series F Preferred Stock into Common Stock in which case such Series F Preferred Stock shall be converted pursuant to the terms of the Certificate of Designation and a preferred stock certificate shall only be issued if required pursuant to the terms hereof.

         9. Status of Converted or Redeemed Stock. In case any shares of Series F Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series F Preferred Stock.

         10. Designation of Additional Series. The Board of Directors of the Corporation shall have the right to designate other shares of Preferred Stock having dividend, liquidation, or other preferences equal to, subordinate to, or superior to the rights of holders of the Series F Preferred Stock. Such preferences shall be determined in the resolutions creating such subsequent series.

         11. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation covenants to each holder of Series F Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof).

         12. Specific Shall Not Limit General; Construction. No specific provision contained this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and all holders and shall not be construed against any person as the drafter hereof.

         13. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series F Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         14. Authority to Amend. This Certificate of Designation was adopted by the Corporation's Board of Directors on October 5, 2006, and no stockholder consent was required for the adoption thereof pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation.

         IN WITNESS WHEREOF, such Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chief Executive Officer this 5th day of October 2006.

POWER2SHIP, INC.


By:  /s/ David S. Brooks
     ------------------------
     David S. Brooks
     Chief Executive Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series F Convertible Preferred Stock of Power2Ship, Inc.)

         The undersigned hereby irrevocably elects to convert $______________ of the Stated Value of the above Series F Convertible Preferred Stock into shares of Common Stock of Power2Ship, Inc. according to the conditions hereof, as of the date written below.

Date of Conversion:
                   -------------------------------------------------------------

Applicable Conversion Price Per Share:
                                      ------------------------------------------

Number of Common Shares Issuable Upon This Conversion:
                                                      --------------------------

Select one:

[ ]      A Series F Convertible Preferred Stock certificate is being delivered herewith. The unconverted portion of such certificate should be reissued and delivered to the undersigned.

[ ]      A Series F Convertible Preferred Stock certificate is not being delivered to Power2Ship, Inc.


Signature:  X
             -------------------------------------------------------------------

Printed Name:
             -------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


Deliveries Pursuant to this Notice of Conversion Should Be Made to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------